UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT
(PURSUANT TO SECTION 14(a) OF SECURITIES EXCHANGE ACT OF 1934)
(Amendment No.            )

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___    Preliminary Proxy Statement (PRER14A)
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___    Soliciting Material Pursuant to section 240.14a-11(c) or section 240.14a-12

(Name of Registrant as Specified in Its Charter)

Hydromer, Inc.

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1)      Title of each class of securities to which transaction applies: COMMON STOCK

2)      Aggregate number of securities to which transaction applies: 4,717,908

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HYDROMER, INC.
35 Industrial Parkway
Branchburg, NJ 08876-3424

NOTICE OF 2007 ANNUAL MEETING OF STOCKHOLDERS
To be held November 14, 2007

The Annual Meeting of the Shareholders of HYDROMER, Inc. (the “Company”) will be held on Wednesday, November 14, 2007, at 35 Industrial Parkway, Branchburg, New Jersey at 10 a.m., for the following purpose, as more fully described in the accompanying Proxy Statement:

1.	To elect eight directors of the Company for the ensuing year.

2.	To approve Employee Stock Option Plan 2007-1.

3.	To ratify the selection by the Board of Directors of Rosenberg Rich Baker Berman & Company as the Company’s independent accountants for fiscal 2007/2008.

4.	Transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on September 1, 2007 as the record date for the determination of shareholders entitled to notice of, and to vote at the Meeting.

By Order of the Board of Directors

Robert J. Moravsik, Secretary
Branchburg, New Jersey
September 14, 2007

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE
COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND
PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE IN ORDER TO
ASSURE REPRESENTATION OF YOUR SHARES AT THE MEETING. NO
POSTAGE NEED BE AFFIXED IF PROXY CARD IS MAILED IN THE
UNITED STATES.

TABLE OF CONTENTS

Questions And Answers		3

Proxy Statement		5

I.	Election of Directors (Proposal I)	5
	Name of Nominee and Certain Biographical Information	5
	Directors’ Stock Holdings	6
	Nominating Committee	6
	Compensation Discussion and Analysis	7
	Meetings and Director’s Compensation	7
	Audit Committee	7
	Audit Committee Report	7
	Corporate Policy on Business Practices	8
	Code of Ethics for the CEO and CFO	8
	Shareholder Communications	8
	Executive Officers	8
	Compensation of Executive Officers	9
	Stock Options	10
	Stock Option Information Table	10
	Certain Arrangements with Directors and Executive Officers	11
	Information Concerning Certain Shareholders	11
	Other Information Concerning Directors, Officers and Shareholders	11

II.	Employee Stock Option Plan 2007-1 (Proposal II)	12
	Plan Provisions	12
	Type of Shares	12
	Dilution	12
	Tax Consequences	12

III.	Ratification of Selection of Independent Public Accountants (Proposal III)	12

IV.	Other Matters	13

V.	Miscellaneous	13

VI.	Exchange Act Compliance	13

VII.	Shareholder Proposals	13

VIII.	Internet Web Site	13

Exhibit A. Terms of Employee Stock Option Plan		14

HYDROMER, Inc.
35 Industrial Parkway
Branchburg, NJ 08876

QUESTIONS AND ANSWERS
ABOUT HYDROMER’S ANNUAL MEETING AND VOTING

What is the purpose of the Annual Meeting?

At the annual meeting, the stockholders will elect 8 directors; vote on an Employee Stock Option Plan, ratify the Company’s choice of independent public accountants and act upon anything else that properly comes before the meeting. In addition, the management will give a report on the Company’s performance during the fiscal year beginning July 1, 2006 and ending June 30, 2007.

Why Did I Receive This Proxy Statement?

We sent you this proxy statement and the enclosed proxy card because Hydromer’s Board of Directors is soliciting your proxy to be used at the Annual Meeting of Stockholders on November 14, 2007, at 10:00 a.m. (ESDT), at 35 Industrial Parkway, Branchburg, NJ 08876, or at any adjournment of the meeting. This proxy statement discloses the information you need to know to vote on an informed basis. We are first mailing this proxy statement and the enclosed proxy card to stockholders on or about September 14, 2007.

Who Can Vote?

You are entitled to vote if you owned Hydromer common stock on the record date, which is the close of business on September 1, 2007. Each share of Hydromer common stock that you own, entitles you to one vote.

Who can attend the meeting?

Only stockholders of record on the close of business on the record date, or their duly appointed proxies, may attend the meeting. Registration begins at 9:30 a.m.

How Many Shares Of Voting Stock Are Outstanding?

On the record date, there were 4,717,908 shares of Hydromer common stock outstanding entitled to vote. Hydromer common stock is our only class of voting stock.

What Constitutes A Quorum?

A quorum is a majority of the outstanding shares entitled to vote, which are present or represented by proxy at the meeting i.e. 2,358,955 shares. There must be a quorum for the transaction of business at the annual meeting. If you submit a properly executed proxy card, even if you abstain from voting, your shares will be considered part of the quorum. Broker non-votes (shares held by a broker or nominee that are represented at the meeting, but with respect to which the broker or nominee is not empowered to vote on a proposal) are also included in determining the presence of a quorum.

What Am I Voting On?

1.	The election of eight individuals to serve on our Board of Directors: Manfred F. Dyck, Ursula M. Dyck, Dieter Heinemann, Robert Bea, Dr. Maxwell Borow, Dr. Klaus J.H. Meckeler, Dr. Frederick Perl and Michael F. Ryan, Ph.D.

2.	The approval of Employee Stock Option Plan 2007-1.

3.	The ratification of the selection of Rosenberg Rich Baker Berman & Company as our independent public accountants for the fiscal year beginning July 1, 2007.

How Does The Board Of Directors Recommend I Vote On the Proposals?

The Board of Directors recommends a vote FOR each of the Board’s nominees, FOR the Employee Stock Option Plan and FOR the appointment of Rosenberg Rich Baker Berman & Company as our independent public accountants for fiscal 2007/2008.

How Do I Vote?

To vote by proxy you should complete, sign and date the enclosed proxy card and return it promptly in the prepaid envelope provided with this proxy statement.

To vote in person, you may attend the meeting and cast your vote in person.

May I Revoke My Proxy?

You may revoke your proxy at any time before it is voted in either of the following ways:

1.	You may submit another proxy card with a later date.

2.	You may notify Hydromer’s Secretary in writing before your proxy is voted that you have revoked your proxy.

If I Plan To Attend The Meeting, Should I Still Vote By Proxy?

Whether you plan to attend the meeting or not, we urge you to vote by proxy. Returning the proxy card will not affect your right to attend the meeting, and your proxy will not be used if you are personally present at the meeting and inform the Secretary in writing prior to the voting that you wish to vote your shares in person. The Secretary will have proxy revocation forms at the meeting in case you want to revoke your proxy and vote in person.

How Will My Proxy be voted?

If you properly fill in your proxy card and send it to us, your proxy holder (one of the individuals named on your proxy card) will vote your shares as you have directed. Under the rules of the various exchanges, if your broker is a member of the exchange and holds your shares in its name, the broker may vote your shares on Proposals I, II and III if it does not receive instructions from you. If you sign the proxy card but do not make specific choices, the proxy holder will vote your shares as recommended by the Board of Directors as follows:

•	“FOR” the election of all nominees for director, PROPOSAL I

•	“FOR” the Employee Stock Option Plan, PROPOSAL II

•	“FOR” ratification of the selection of independent accountants for 2007/2008, PROPOSAL III

What Vote Is Required To Approve Proposals?

Directors are elected by a plurality of the shares voting at the meeting. If you do not vote for a particular nominee, or you indicate, “withhold authority to vote” for a particular nominee on your proxy, your vote will not count either “for” or “against” the nominee. A “broker non-vote” will also have no effect on the outcome. The Employee Stock Option Plan and the ratification of independent accountants require a majority of the votes cast.

How Will Voting On Any Other Business Be Conducted?

Although we do not know of any business to be considered at the meeting other than the proposals described in this proxy statement, if any other business is presented at the meeting, your returned proxy gives authority to proxy holders to vote on these matters in their discretion.

PROXY STATEMENT

This Proxy Statement, which will be mailed commencing on or about September 14, 2007 to the persons entitled to receive the accompanying Notice of Annual Meeting of Shareholders, is provided in connection with the solicitation of Proxies on behalf of the Board of Directors of HYDROMER, INC., for use at the Annual Meeting of Shareholders to be held at the Company’s executive office at 35 Industrial Parkway, Branchburg, New Jersey 08876-3424 at 10 a.m., on November 14, 2007 and at any adjournment thereof, for the purposes set forth in this Notice.

At the close of business on September 1, 2007, the record date stated in the accompanying Notice, the Company had 4,717,908 outstanding shares of Common Stock without par value (“Common Stock”), each of which is entitled to one vote with respect to each matter to come before the Meeting plus the Company has 10,917 shares of Common Stock, which are Treasury Stock and not entitled to vote. The Company has no class or series of stock outstanding other than the Common Stock.

As of September 1, 2007, Manfred F. Dyck, Chairman of the Board and a Director of the Company, beneficially owned approximately 34.0% of the outstanding Common Stock of the Company, and his wife Ursula M. Dyck, a Director of the Company, beneficially owned 4.4% of the Common Stock. In addition, Mr. Dieter Heinemann, a Director of the Company, owned 17.3% of the outstanding Common Stock of the Company. Such ownership totaling 55.7% enables these three shareholders to control the outcome of any election regarding the Company’s affairs.

I. ELECTION OF DIRECTORS (Proposal I)

Eight directors will be elected at the Annual Meeting of Shareholders, each to serve for one year and until a successor shall have been duly chosen and qualified. Each director is elected by a plurality of votes cast. It is the intention of each of the persons named in the accompanying form of Proxy to vote the shares represented thereby in favor of the eight nominees listed in the following table, unless otherwise instructed in the Proxy. In case any of the nominees is unable or declines to serve, the proxy holders reserve the right to vote the shares represented by such Proxy for another person duly nominated by the Board of Directors in his or her stead or, if no other person is so nominated, to vote such shares only for the remaining nominees. The Board of Directors has no reason to believe that any person named will be unable or will decline to serve. Certain information concerning the nominees for election as directors is set forth below. They furnished such information to the Company.

Name of Nominee and Certain Biographical Information

MANFRED F. DYCK, age 72; Chairman of the Board of the Company since June 1983 and Chief Executive of the Company since August of 1989; Director of Biosearch Medical Products Inc., from 1975 until 2000 when it was acquired by the Company; Director of the Company since 1980. Manfred and Ursula Dyck are husband and wife.

URSULA M. DYCK, age 73; Director of the Company since 1980. Ursula and Manfred Dyck are wife and husband.

DIETER HEINEMANN, age 69; Specialist, Frankfurt [Germany] Stock Exchange until October 31, 2003. Director of the Company since 1991.

MAXWELL BOROW, M.D., age 81, Medical Doctor, retired Chief of Surgery at Somerset Medical Center (hospital) from 1985-1994, Chief of Vascular Surgery at Somerset Medical Center from 1978–1985; Director of the Company since 1990.

ROBERT H. BEA, age 54; Corporate Vice President, Regulatory and Quality Assurance, Siemens Medical Solutions USA, Inc. since 1994; Vice President of Quality Assurance and Regulatory Affairs of Biosearch Medical Products, Inc., from 1992-1994. He previously worked at Johnson & Johnson where he held positions of increasing responsibility in Quality/Regulatory affairs from 1973–1991. Director of the Company since 1996.

FREDERICK A. PERL, M.D., age 79, Attending staff, Somerset Medical Center since 1957; Consulting staff Obstetrics and Gynecology, Carrier Clinic since 1959; Affiliated with St. Peter’s Medical Center, active staff since 1994, Director of Biosearch Medical Products from December 1996 until February 2000 when appointed to the Board of the Company.

KLAUS J.H. MECKELER, M.D., age 73; Clinical Professor of Medicine, UMDNJ, Robert Wood Johnson Medical School; Former Chief of Gastroenterology and Director of Endoscopic Clinic (a clinic specializing in gastrointestinal disorders) Somerset Medical Center, since 1966; Director of Biosearch Medical Products from January 1984 to February 2000. Appointed to the Board of the Company in February 2000.

MICHAEL F. RYAN, Ph.D., age 64; President e-Clinical Mentor since 2000 and Consultant-Medical Marketing Decisions since 2000; Vice-President Internal Medicine, Quintiles Americas 1997–1999. Member of the Company’s Board of Directors since August 2003.

Directors’ Stock Holdings

NAME	Stock Owned (1) On Record Date		%
MANFRED F. DYCK	1,606,411	(2)	34.0%
URSULA M. DYCK	208,000	(3)	4.4%
DIETER HEINEMANN	814,000	(4)	17.3%
MAXWELL BOROW, M.D.	25,000	(5)	Less than 1%
ROBERT H. BEA	-0-	(6)	—
KLAUS J.H. MECKELER, M.D.	-0-	(7)	—
FREDERICK L. PERL, M.D.	-0-	(8)	—
MICHAEL F. RYAN, Ph.D.	-0-	(9)	—

(1)	As of September 1, 2007, except as otherwise indicated below, each nominee has sole voting and investment power with respect to all shares shown in the table as beneficially owned by such nominee.

(2)	Includes an aggregate of 60,000 shares held by Mr. Dyck as custodian/trustee for certain of his children/grandchildren/estate and does not include 176,734 shares held with sole voting investment power by Mr. Dyck’s children or shares held by Ursula M. Dyck, his wife, as to which Mr. Dyck disclaims beneficial ownership, Excludes 47,000 options held by Mr. Dyck.

(3)	Does not include 176,734 shares held with sole voting and investment power by Mrs. Dyck’s children, as to which Mrs. Dyck disclaims beneficial ownership, or shares held by Manfred F. Dyck, her husband, individually or as custodian. Includes 60,000 shares held by Mrs. Dyck as custodian for her grandchildren. Excludes 32,000 options held by Mrs. Dyck.

(4)	Does not include 135,000 shares held by the wife and children of Mr. Heinemann as to which he disclaims beneficial ownership. Excludes 38,000 options held by Mr. Heinemann.

(5)	Excludes 38,000 options held by Dr. Borow.

(6)	Excludes 38,000 options held by Mr. Bea.

(7)	Excludes 40,000 options held by Dr. Meckeler.

(8)	Excludes 38,000 options held by Dr. Perl.

(9)	Excludes 20,000 options held by Dr. Ryan.

Nominating Committee

The Company does not have a Nominating Committee as the Company’s Board of Directors is of the opinion that its current practice of networking to seek out potential candidates results in Board of Director candidates who have a scientific or business background and can adequately represent the interests of the stockholders. All Directors have been re-nominated to stand for election. All candidates have accepted the nomination.

Compensation Discussion and Analysis Narrative/Board Report on Executive Compensation.

The Company does not have a Compensation Committee. Since the majority of the Board is composed of independent directors, the Company is of the opinion that the full Board can perform this function. The salary of the President and C.E.O. is reviewed each year and the President approves the salary of each officer. (see Compensation of Executive Officers). The Company maintains a 401K Retirement Plan, which is open to all full time employees. It has been the Company’s practice to match 25% of each employee’s contribution on up to 6% of the employee’s salary. No stock of the Company is maintained in this plan. The Company is of the opinion that the salaries and other compensation accurately reflect the market requirements to attract and retain talented employees. The Company is proposing an Employee Stock Option Plan, see Proposal II.

Meetings and Director’s Compensation

During the past fiscal year, the Board of Directors of the Company met four times. All Directors attended at least 75% of the meetings.

The compensation for attendance at a regular meeting either in person or on a video link is $1,000 per meeting. Attendance via a telephone is $200/meeting. The compensation for operational meetings is $500. The highest monetary compensation paid to any director in fiscal 2006/2007 was $4,000. (see also Stock Options)

Audit Committee

On November 15, 2006 the Board ratified the then existing membership of the audit committee consisting of only outside directors, Robert Bea (Chairman), Dr. Klaus Meckeler, Dr. Frederick Perl and Dr. Michael F. Ryan. None of these members are “financial experts” as the Company is of the opinion that the financial aspects of the Company are not complex and are within the scope of the collective experience of the Audit Committee. In the event any financially complex issues arise, the Audit Committee is empowered by its charter to retain or hire such independent expertise, as it deems necessary. The Audit Committee Charter is posted on the Company’s Web site at http://www.hydromer.com. The Audit committee met once. It issued the following report:

Audit Committee Report

The following is the audit committee’s report submitted to the Board of Directors for the year ended June 30, 2007.

The Audit Committee of the Board of Directors has:

a.	Reviewed the Audit Committee charter and ascertained the current text is not in need of amendment,

b.	reviewed the Company’s Policy on Business Practices and found them to accurately reflect the policies of the Board of Directors.

c.	reviewed the Code of Ethics for the CEO and CFO and found them acceptable and not in need of revision.

d.	reviewed and discussed the Company’s audited financial statements for the year ended June 30, 2007 with the Company’s management;

e.	discussed with Rosenberg Rich Baker Berman & Company (“RRBB”), the Company’s independent accountants, the materials required to be discussed by Statement of Auditing Standard 61;

f.	reviewed the written disclosures and the letter from RRBB required by Independent Standards Board No. 1 and has discussed with RRBB its independence; and

Based on the foregoing review and discussion, the Audit Committee recommends to the Board of Directors that the audited financial statements be included in the Company’s 2006/2007 Annual Report on Form 10-KSB.

THE AUDIT COMMITTEE

Robert H. Bea, Frederick L. Perl, Klaus J.H. Meckeler, Michael F. Ryan

Corporate Policy on Business Practices

On June 22, 2000 the Board adopted a set of policies applicable to Directors, Officers and employees of the Corporation covering subjects: 1. Loyalty to Corporation; 2. Conflict of Interest; 3. Anti-Trust Compliance; 4. Inside Information and Trading in Company’s Securities; 5. Prohibition on Political Contributions; 6. Equal Opportunity Employment; 7. Environmental Health and 8. Legal Compliance. The present Policy, as revised, is posted on the Company’s web site at http://www.hydromer.com. The Company conducts training sessions for all management and supervisory personnel on topics related to these business practices. New management or supervisory employees attend a course on corporate ethics.

Code of Ethics for the CEO and CFO

On May 12, 2004 the Company adopted a code of ethics for the CEO and CFO. This Code is posted on the Company’s Web site at http://www.hydromer.com. This Code indicates the procedure to use to report a violation of this Code. No reports were received during the 2006/2007 fiscal year.

Shareholder Communications

The Company has a past practice of bringing all reasonable communications from shareholders to the attention of the Board members at Board meetings, which are held four to five times per year. The volume of such communications has been minimal. Address all communications via mail to: Corporate Secretary, Hydromer, Inc. 35 Industrial Parkway, Branchburg, NJ 08876.

Executive Officers

Manfred F. Dyck has been Chairman of the Board of the Company since June 1983 and a Director of the Company since its inception. Mr. Dyck served as Chief Executive Officer of the Company from its inception until October 1986, and as of August 1989, reassumed the duties of Chief Executive Officer. Mr. Dyck has been Chief Executive Officer and a Director of Biosearch Medical Products Inc. from 1975 to 2000 (when Biosearch became a wholly owned subsidiary). He holds a B.S. in Chemical Engineering.

Robert J. Moravsik has been Vice-President and General Counsel since April 1998 and Senior Vice President, General Counsel and Secretary since February 2000. He also serves in the same capacity for Biosearch Medical Products, Inc. (a wholly owned subsidiary as of February 2000) since 1987. Prior to this he was Vice-President and General Counsel to Fisher Stevens, Inc., a subsidiary of the Bureau of National Affairs. Mr. Moravsik is admitted to practice in the states of New Jersey and New York, the Federal District Court of New Jersey and the United States Supreme Court. He holds a B.S. in Aerospace Engineering, an M.S. in Computer Science and a J.D. in Law.

Robert Y. Lee, CPA, MBA, Vice President of Finance, Chief Financial Officer and Treasurer since June 1, 2001. He earned a MBA in Finance and International Business, and a Bachelors of Science in Accounting and Information Systems, both from New York University’s Stern School of Business. His professional experience includes tenure with the New York office of Coopers and Lybrand (currently Pricewaterhouse Coopers) in their Emerging Business Group, the Bristol Myers Squibb Internal Auditing group, ASARCO’s Southern Peru Copper Corporation, now Southern Copper Corporation part of Grupo Mexico, and Citigroup.

Martin C. Dyck has been Vice President of Operations of the Company since February 2000 and Executive Vice President since June 2001. He also serves as President of the Company’s wholly owned subsidiary, Biosearch Medical Products, Inc. since 1998. Prior to that he served as Vice President of Operations. Martin C. Dyck is the son of Mr. Manfred F. Dyck and Mrs. Ursula M. Dyck. He holds a B.S. in Finance with a minor in Mechanical Engineering.

Rainer Gruening, PhD has been Vice President since June 2001. Prior to this he held the position of Manager of Regulatory Affairs in AM Cosmetics. Dr. Gruening has his PhD in Chemistry from the University of Marburg in Germany. He is listed as an inventor on 17 patents and has authored or co-authored 35 publications on the synthesis and formulations of anti-microbial polymeric coatings, cosmetics, adhesives and marine anti-fouling products. He holds the position of Vice President of Intellectual Property since 2006.

John Konar, Vice President of Quality Assurance and Director of Human Resources since February 2004, continuing his position as Director of Human Resources, a position he has held since 1996 with Biosearch Medical Products, Inc. before its acquisition by the Company in 2000, and with both companies thereafter. With Biosearch, he was Director of QA from 1998 and Director of Sales from 1996 until 2000. Mr. Konar joined Biosearch in 1986 and also served as Director of Manufacturing of Biosearch from 2000-2001.

Compensation of Executive Officers:

The following table sets forth information concerning cash compensation paid or accrued by the Company during the fiscal years ended June 30, to the CEO and for each of the highest paid executive officers of the Company whose total annual cash compensation exceeded $100,000.

	Annual Compensation					Long-Term Compensation
Name and Principal Position	Fiscal Year		Salary	Bonus	Other Annual Compensation(1)	Restricted Stock Awards	Options /SAR		LTIP Payouts	All other Compensation
Manfred F. Dyck	2007		$257,686	$0	$9,000	—	8,000	(2)	—	—
Chairman	2006		265,577	0	9,000	—	8,000	(2)	—	—
President, CEO	2005		256,800	3,900	9,000	—	8,000	(2)	—	—

Martin C. Dyck	2007		$159,288	$0	$5,000	—	—		—	—
Exec. VP	2006		154,415	0	5,000	—	—		—	—
	2005		155,000	25,844	5,000	—	—		—	—

Robert J. Moravsik	2007		$135,092	$0	$5,000	—	—		—	—
Senior VP, Secy	2006		134,125	0	5,000	—	—		—	—
	2005		137,769	7,388	5,000	—	—		—	—

Robert Y. Lee	2007		$142,194	$0	$5,000	—	—		—	—
VP, CFO	2006		139,447	0	5,000	—	—		—	—
	2005		140,000	17,239	5,000	—	—		—	—

Dr. Rainer Gruening	2007		$135,423	$0	$5,000	—	—		—	—
VP	2006		134,878	0	5,000	—	—		—	—
	2005		135,615	7,782	5,000	—	—		—	—

John Konar	2007		$106,646	$0	$5,000	—	—		—	—
VP	2006	(3)	116,518	0	5,000	—	—		—	—
	2005		108,285	6,157	5,000	—	—		—	—

The aggregate value of restricted shares of the Company held by Manfred F. Dyck individually and in trust, as of June 30, 2007 was approximately $3,212,822 (based on a market price of $2.00/share, the 5 day weighted average price on 6/30/07).

Notes:	(1) Amount of Automobile Allowance, which was earned and accrued in the year shown. In the case of Mr. Manfred F. Dyck, it also includes director’s fees.

(2) As part of a stock option plan covering active Directors. An option to purchase 2,000 shares are awarded at the 5-day average price published on the “pink sheets” for each board meeting attended. The options expire in 5 years.

(3) in addition, payment for accrued but unused vacation

Stock Options:

There are no employee stock option plans in effect, however an Employee Stock Option Plan is on this years ballot. (see Proposal II) All past plans/practices which awarded employees stock options provide that the options are lost when employment ends. In the specific case the employment relationship is terminated by the Company, the stock options that are vested must be exercised in 30 days after the employment relationship ends. In the case of awards to Directors, the options vest on the date of grant and may be exercised at anytime within the option period, which is generally five years.

On January 22, 1998 the Board of Directors approved an option plan for active directors (an active director attends all the meetings of the Board) that would give each active director of the Company 5,000 options with a strike price on September 1, and each subsequent year on the record date. On February 22, 2000 the option plan was amended to grant each director 2,000 options for each meeting attended with a strike price at market rate, the prior 5 day-weighted high/low average, set just prior to the annual meeting date. The options are dated on the date of grant.

Stock Option Information Table

Total Options (1 option is for 1 share of common stock)

Exercisable on September 1, 2007	305,000
Weighted Exercise Price	$1.21
Unvested Options	0
Total Number of Shares Reserved for All Options actually issued	305,000

Certain Arrangements with Directors and Executive Officers

There are no loans, credit arrangements or other similar arrangements with Directors or Officers of the Company.

The daughter of Mr. Manfred F. Dyck and Mrs. Ursula M. Dyck is employed by the Company as a Product Manager and as an assistant to the Executive Vice President, Mr. Martin C. Dyck.

Information Concerning Certain Shareholders

The shareholders (including any “group” as that term is used in Section 13(d) (3) of the Securities Exchange Act of 1934) who, to the knowledge of the Board of Directors of the Company, owned beneficially more than 5% of the outstanding Common Stock as of September 1, 2007, and all directors and officers of the Company as a group, and their respective stock holdings (according to information furnished by them to the Company), are set forth in the following table.

Name and Address	Shares of Common Stock Owned Beneficially (1)		Percent of Class
Manfred F. Dyck 255 Holland Road Far Hills, NJ 07931	1,606,411	(2)(3)	34.0%

Dieter Heinemann Goldbergweg 6460599 Frankfurt AM Federal Republic of Germany	814,000	(4)	17.3%

Ben Posdal PO Box 23632 Tampa, Fl 22623	355,361		7.5%

All Directors and Officers As a group (12 persons)	2,740,141	(2)(4)	58.1%

Notes:

(1)	As of September 1, 2007, except as otherwise indicated below, each nominee had sole voting and investment power with respect to all shares shown in the table as beneficially owned by such nominee.

(2)	Includes an aggregate of 60,000 shares held by Mr. Dyck as custodian/trustee for certain of his children/grandchildren/estate and does not include 176,734 shares held with sole voting and investment power by Mr. Dyck’s children, as to which Mr. Dyck disclaims beneficial ownership. Excludes 47,000 options held by Mr. Dyck.

(3)	Does not include 208,000 shares held by Ursula M. Dyck, Mr. Dyck’s wife, individually and as custodian. Does not include 32,000 options held by Mrs. Dyck.

(4)	Does not include 135,000 shares held by the wife and children of Mr. Heinemann as to which he disclaims beneficial ownership. Also excludes 38,000 options held by Mr. Heinemann.

Other Information Concerning Directors, Officers and Shareholders

There is no other information regarding Directors, Officers and Shareholders.

II. APPROVAL OF EMPLOYEE STOCK OPTION PLAN 2007-1
(Proposal II)

The full text of the proposed Stock Option Plan 2007-1 (the “Plan”) is shown on Exhibit A, which is part of this proxy statement. The purpose of the Plan is to serve as an incentive to employees to remain employed by the Company and further serves as an incentive to do their part to improve the financial condition of the Company so that the stock value could increase.

PLAN PROVISIONS. The principal features of the Plan give the independent directors the discretion to award up to 200,000 options to employees of the Company. (“Independent directors” are not employees or major stockholders). Out of the 8 directors, 5 are considered independent directors. The plan remains active until all 200,000 options are awarded or ten years passes. An option means the ability to purchase one share of common stock at the option price only if the option to be exercised is “vested”. The award to a particular employee vests in thirds, that is, upon the grant, no options can be exercised. After one year 1/3 of the granted options may be exercised. After two year 2/3rds may be exercised. After three years all options may be exercised. The option price, which is set on the date of the grant, is computed by taking a weighted average of the last 5 trading days as reported on the “pink sheets”. The date of grant will be the date a resolution is passed by the independent directors. The expiration date of the options is five years from the date of grant. This gives a four-year window in which 1/3 of the options are exercisable. A three-year window in which 2/3 of the options are exercisable and a two-year window in which all options are exercisable.

All shares purchased under an option will be paid for in full at the time the option is exercised by either a tender of cash by the employee or a tender of Company stock which will be valued at the 5 day weighted average prior to the tender/exercise.

Type of Shares. When an option is exercised the Company will provide “restricted shares”. The shares are unregistered and deemed to be purchased for extended investment; hence to resell into the public market, certain requirements for holding periods and quantities must be met. If the employee is not an affiliate/executive officer the restrictions on the stock may be removed after two years pursuant to S.E.C. Rule 144K, otherwise Rule 144 allows up to 1% to be sold in a 90 day period once a Rule 144 filing is completed and the stock is held for one year or more. Most brokers have a group for handling “Rule 144 sales”. In the event Company shares are used to exercise the option, the holding period of the original shares are “tacked” onto the new shares.

Dilution. A stock option plan such as the one being proposed has a dilutive effect on the Company’s capitalization. The amount of shares authorized, issued and outstanding on the date of this proxy is 4,717,908. If all the options under this proposal were exercised in the next five years, the issued shares would increase to 4,917,908 or about 4.2 % higher. Accordingly, the earning per share calculation would decrease 4.2%. The Company believes that the likelihood of all 200,000 options being awarded and exercised is remote.

Tax Consequences. The Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code. However, the Company does not undertake to maintain such status throughout the existence of the Plan.

The following is a description of tax matters relating to Stock Option Plan 2007-1 (in accordance with SEC rules):

In general, a participant has no taxable event at the time of grant of an option or at the time of exercise of an option, but will realize taxable income at the time the participant sells the shares acquired under the Plan.

If the participant sells the shares before satisfying the tax holding period requirements, then the participant will realize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the stock on the Exercise Day. If the tax-holding period requirements are met, the proceeds of sale will be taxed at capital gains rates. A participant is encouraged to seek professional tax advice.

III. RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS (Proposal III)

Subject to ratification by the stockholders, the Board of Directors has selected the firm of Rosenberg Rich Baker Berman & Company (“RRBB”) as the Company’s independent public accountants for the current year. Payments to RRBB for the previous fiscal years ended June 30, 2007 and June 30, 2006 were $37,000 and $37,600, respectively, all for audit fees. There were no other payments for other services such as audit related fees, tax fees or other.

Representatives of RRBB are expected to be present at the Annual Meeting. They will have an opportunity to make a statement and will also be available to respond to appropriate questions from stockholders.

IV. OTHER MATTERS

The Board of Directors of the Company does not know of any other matters, which may be brought before the meeting. However, if any such other matters are properly presented for action, it is the intention of the persons named in the accompanying form of Proxy to vote the shares represented thereby in accordance with their judgment on such matters.

V. MISCELLANEOUS

If the accompanying form of Proxy is executed and returned, the shares represented thereby will be voted in accordance with the terms of the Proxy, unless the proxy is revoked by written notice addressed to and received by the Secretary of the Corporation. If no directions are indicated in such Proxy, the shares represented thereby will be voted in the election of directors in favor of the nominees proposed by the Board of Directors, the Stock Option Plan and in favor of ratification of the Independent Certified Public Accountants. Any Proxy may be revoked at any time before it is exercised. The casting of a ballot at the Meeting by a shareholder who may theretofore have given a Proxy will not have the effect of revoking the same unless the shareholder so notifies the Secretary of the meeting in writing at any time prior to the voting of the shares represented by the Proxy. Votes that are withheld and broker non-votes will be treated as shares that are present for purposes of determining a quorum. Withheld votes will be excluded in determining whether a nominee for director, the approval of the Stock Option Plan or the ratification of independent certified public accountants, has received a plurality of the votes cast. All costs relating to the solicitation of Proxies will be borne by the Company. Proxies may be solicited by mail and the Company may pay brokers and other persons holding shares of stock in their names or those of their nominees for their reasonable expenses in sending soliciting materials to their principals. It is important that Proxies be returned promptly. Shareholders who do not expect to attend the Meeting in person are urged to mark, sign and date the accompanying form of Proxy and mail it in the enclosed return envelope, which requires no postage if mailed in the United States, so that their vote can be recorded.

VI. EXCHANGE ACT COMPLIANCE

Section 16(a) of the Securities Exchange Act requires that certain of the Company’s officers, directors and persons who own more than ten percent of a registered class of the Company’s securities, file reports of ownership and changes in ownership of the Company’s securities with the Securities Exchange Commission. Officers, directors and greater than ten percent shareholders are required to provide the Company with copies of the forms they file. Based solely upon its review of copies of such forms received by the Company, and upon representations by the Company’s officers and directors regarding compliance with the filing requirements, the Company believes that in Fiscal 2006/2007, all filing requirements applicable to its officers, directors and ten percent shareholders were complied with in a timely manner.

VII. SHAREHOLDER PROPOSALS

The Company must receive shareholder proposals intended to be presented at the 2008 Annual Meeting of Shareholders of the Company by May 15, 2008 in order to be considered for inclusion in the Company’s Proxy Statement relating to such meeting.

VIII. INTERNET WEB SITE

The Company maintains a WEB site on the Internet with an address of http://www.hydromer.com, which describes the products and services sold by the Company and contains product brochures, which can be downloaded. The web site contains links to the Company’s Policy on Business Conduct, the Audit Committee Charter, and the Code of Ethics for the CEO and CFO, which any person can use to obtain these documents and other documents filed with the Security and Exchange Commission. Also provided, are links to various financial services, which post the current stock price and current press releases. Stockholders are invited to browse this information.

EXHIBIT A

Hydromer Employee Incentive/Retention Option Plan
(Title-Option Plan 2007-1)

Purpose-to provide for the grant of stock options to EXISTING employees and provide an incentive and/or provide for the retention of talented individuals.

Approval-by a majority of the Shareholders at the annual meeting scheduled for November 14, 2007.

Amount of Stock Options in plan-200,000 options, each option allows the purchase of one share of restricted Common Stock. This plan shall stay in existence until all the options are awarded or until 9/1/2017, whichever shall occur first.

Price-the grant will be set at a price calculated as the prior 5-day weighted average of the closing price of the Common Stock. This price is considered as “Market Price”

Grant-upon recommendation of the C.E.O. and upon approval of all the independent directors of the Company, the grant shall be awarded and a reserve setup for the options granted.

Terms- The options shall be for a term of five years. 1/3 shall vest at the end of one year from grant, another 1/3 for a total of 2/3rds shall vest upon the end of two years from grant and the remainder or 100% shall vest upon the end of three years from grant.

REVOCABLE PROXY
HYDROMER, Inc.

PLEASE MARK VOTES
AS IN THIS EXAMPLE

PROXY SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS
for the Annual Meeting of Stockholders on
November 14, 2007

The undersigned hereby appoints Robert J. Moravsik and Robert Y. Lee and each of them, to represent the undersigned at the Annual Meeting of Stockholders of Hydromer, Inc. to be held at Hydromer’s facility located at 35 Industrial Parkway, Branchburg, New Jersey, on Wednesday, November 14, 2007 at 10:00 a.m., and at any adjournment thereof, on all matters coming before such meeting.

Please be sure to sign and date this Proxy in the box below.

Stockholder sign above – Co-holder (if any) sign above

		For	With hold	For All Except:
1.	Election of Manfred F Dyck;
Dr. Maxwell Borow; Dieter Heinemann
Ursula M. Dyck; Robert H. Bea;
Dr. Klaus Meckeler; Dr. Frederick Perl;
and Michael F Ryan, Ph.D.

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

2.	Approve Employee Stock Option Plan	For	Against	Abstain
3.	The ratification of the appointment of Rosenberg Rich Baker Berman & Company as Company’s independent Accountants for fiscal 2007/2008.	For	Against	Abstain
4.	In their discretion, the proxies are authorized to vote upon Such other business as may properly come before the meeting or any postpone ment or adjournment thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS APPEARING ON THIS SIDE. IF A CHOICE IS NOT INDICATED WITH RESPECT TO ITEMS I, 2 or 3, THIS PROXY WILL BE VOTED “FOR” SUCH ITEM. THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY OTHER MATTER PROPERLY BROUGHT BEFORE THE MEETING OR POSTPONEMENT OR ADJOURNMENT THEREOF. THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED.

Receipt herewith of the Company’s Annual Report and notice of meeting and proxy statement dated September 14, 2007 is hereby acknowledged.

Detach above card, sign, date and mail in postage paid envelope provided.
HYDROMER, Inc.

Joint owners must EACH sign. Please sign EXACTLY as your name(s) appear(s) on this card. When signing as attorney, executor, administrator, trustee, guardian, partner or corporate officer, please give FULL title.

PLEASE SIGN, DATE AND MAIL TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.